Exhibit 10.9

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is entered into as of March 29, 2001 by and among

•	Kenexa Corporation (formerly, Raymond Karsan Holdings, Inc. and TalentPoint, Inc.), a Pennsylvania corporation (the “Company”),

•	Parthenon Investors, L.P., a Delaware limited partnership (“Parthenon Investors”),

•	PCIP Investors, a Delaware general partnership (“PCIP”),

•	JMH Partners Corp., a Delaware corporation (“JMH” and, together with Parthenon Investors and PCIP, “Parthenon”),

•	Shad Run Investments, L.P., a Delaware limited partnership (“Shad Run”),

•	TSG Co-Investors, LLC, a Delaware limited liability company (“TSG”),

•	The Shattan Group LLC, a Delaware limited liability company (“Shattan Group”),

•	Thomas S. Shattan, Gregory E. Mendel, G. Kevin Fechtmeyer (together with Shattan Group, “Shattan” and, together with Parthenon, Shad Run and TSG, the “Parthenon Investor Group”),

•	Westbury Equity Partners SBIC, L.P., a Delaware limited partnership (“Westbury”), and

•	Wafra Acquisition Fund 14, L.P., a Delaware limited partnership (“Wafra” and, together with the Parthenon Investor Group and Westbury, and with their permitted successors and assigns, the “Holders”).

The parties agree as follows:

BACKGROUND

A. Pursuant to the Class B Common Stock and Warrant Purchase Agreement dated as of December 16, 1999, by and among the Company and the Parthenon Investor Group (the “First Parthenon Purchase Agreement”), the Company issued and sold (a) shares of the Company’s Class B Common Stock, Class A Warrants and Class B Warrants (each, as hereinafter defined) to Parthenon, Shad Run and TSG, and (b) Class D Warrants and Class E Warrants (each, as hereinafter defined) to Shattan, and in connection therewith, the Company and the Holders (other than Wafra) entered into that certain Registration Rights Agreement dated December 16, 1999 (the “Original Registration Rights Agreement”);

B. Pursuant to a Securities Purchase Agreement, dated as of June 13, 2000, by and among the Company, Parthenon Investors and PCIP (the “Second Parthenon Purchase Agreement”), Parthenon Investors and PCIP exercised certain Class B Warrants to purchase shares of Class A Common Stock and the Company issued to Parthenon Investors and PCIP the Notes (as hereinafter defined).

C. Pursuant to the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of February 8, 2001, by and among the Company, Parthenon Investors and PCIP (the “Third Parthenon Purchase Agreement”), the Company issued and sold shares of Class C Common Stock and Series A Preferred Stock (each, as hereinafter defined) to Parthenon Investors and PCIP.

D. Pursuant to the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of February 8, 2001, by and between the Company and Wafra (the “Wafra Purchase Agreement”), the Company issued and sold shares of Class C Common Stock and Series A Preferred Stock to Wafra.

E. Pursuant to the Series B Redeemable Participating Preferred Stock Exchange Agreement dated as of February 8, 2001 (the “Parthenon Exchange Agreement”), by and among the Company, Parthenon, Shad Run and TSG (the “Participating Parthenon Investors”), the Participating Parthenon Investors exchanged certain shares of Class B Common Stock for Series B Preferred Stock (as hereinafter defined).

F. Pursuant to the Series A Redeemable Participating Preferred Stock and Class C Common Stock Purchase Agreement, dated as of March 29, 2001, by and between the Company and Westbury (the “Westbury Purchase Agreement”), the Company issued and sold shares of Class C Common Stock and Series A Preferred Stock to Westbury;

G. Prior to the date hereof, in connection with the sale pursuant to the Third Parthenon Purchase Agreement, the Wafra Purchase Agreement and the Parthenon Exchange Agreement, the Company and the Holders (other than Westbury) amended and restated the Original Registration Rights Agreement in its entirety to reflect certain changes in the understanding of the parties thereto as set forth in the Amended and Restated Registration Rights Agreement dated February 8, 2001 (the “Amended and Restated Registration Rights Agreement”).

H. In connection with the Westbury Purchase Agreement, the Holders desire to amend and restate the Amended and Restated Registration Rights Agreement in its entirety to reflect certain changes in the understanding of the parties hereto.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and arguments contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

“Class A Common Stock” means the Class A Common Stock, $0.01 par value, of the Company.

“Class A Warrants” means the Class A-1 and Class A-2 Warrants issued to Parthenon, Shad Run and TSG pursuant to the First Parthenon Purchase Agreement.

“Class B Common Stock” means the Class B common stock, $0.01 par value, of the Company.

“Class B Warrants” means the Class B Warrants issued to Parthenon, Shad Run and TSG pursuant to the First Parthenon Purchase Agreement.

“Class C Common Stock” means the Class C Common Stock, $0.01 par value, of the Company. All rights of the holders of the Class C Common Stock pursuant to this Agreement shall survive the conversion of Class C Common Stock to Class A Common Stock so long as the shares are not registered.

“Class D Warrants” means the Class D Warrants issued to Shattan pursuant to the First Parthenon Purchase Agreement.

“Class E Warrants” means the Class E Warrants issued to Shattan pursuant to the First Parthenon Purchase Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

“Common Stock” means the Class A, Class B and Class C Common Stock, $0.01 par value of the Company.

“Common Stock Equivalents” means any class or series of capital stock of the Company which is entitled to share ratably with the holders of Class A Common in any distributions including distributions upon the liquidation, dissolution or winding-up of the Company and any other class of capital stock of the Company into which these shares may hereafter be changed or converted or any stock resulting from any reclassification of such capital stock, provided that the number of Common Stock Equivalents shall be equal to the following: (i) in the case of the Series A Preferred Stock, the number of shares of such Series A Preferred Stock multiplied by the Series A Participation Element, (ii) in the case of the Series B Preferred Stock, the number of shares of the Series B Preferred Stock multiplied by the Series B Participation Element, (iii) in the case of the Class B Common Stock, the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible, and (iv) in the case of the Class C Common Stock, the number of shares of Class A Common Stock into which such shares of Class C Common Stock are convertible.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Notes” mean the (i) the Senior Subordinated Note dated June 16, 2000 issued by the Company to Parthenon Investors in the principal amount of $9,659,436, and (ii) the Senior Subordinated Note dated June 16, 2000 issued by the Company to PCIP in the principal amount of $340,564, each as issued pursuant to the Second Parthenon Purchase Agreement.

“Parthenon” is defined in the Preamble.

“Registrable Shares” means (a) the shares of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock or Class C Common Stock, (b) the shares of Class A Common Stock issued or issuable upon the exercise of any of the Warrants, and (c) shares of Class A Common Stock issued upon redemption of Series A Preferred Stock and Series B Preferred Stock, and (d) any other shares of Class A Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, or similar events).

“Registration Expenses” means the expenses described in Section 5.

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Series A Participation Element” has the meaning given to it in the Charter.

“Series A Preferred Stock” means the Series A Redeemable Participating Preferred Stock, $0.01 par value, of the Company.

“Series B Participation Element” has the meaning given to it in the Charter.

“Series B Preferred Stock” means the Series B Redeemable Participating Preferred Stock, $0.01 par value, of the Company.

“Shattan” is defined in the Preamble.

“Stockholder” means any Holder and any persons or entities to whom the rights granted under this Agreement are transferred, and their successors or assigns.

“Warrants” means the Class A Warrants, Class B Warrants, Class D Warrants and Class E Warrants for the purchase of the Company’s Common Stock.

2. REQUIRED REGISTRATIONS.

2.1. Parthenon Demand Registrations. At any time following six months after the closing of the first sale of securities by the Company pursuant to a Registration Statement, Parthenon may request, in writing, that the Company effect the registration of certain Registrable Shares held by Parthenon provided that such Registrable Shares have an anticipated net aggregate offering price in excess of five million dollars ($5,000,000). If Parthenon intends to distribute the Registrable Shares in an underwritten offering, they shall so advise the Company in their request. In the event such registration is underwritten, the other Stockholders shall have the right to participate in such underwriting provided that such Stockholders’ participation in such underwriting is upon the same terms and conditions (provided that the terms of the underwriting are consistent with this Agreement). The Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares that the Company has been requested to so register.

2.2. Class C Common Demand Registrations. At any time following six months after the closing of the first sale of securities by the Company pursuant to a Registration Statement, the holders of at least a majority of the Class C Common Stock may request, in writing, that the Company effect the registration of certain Registrable Shares held by the holders of the Class C Common Stock. If such holders of Class C Common Stock intend to distribute the Registrable Shares in an underwritten offering, they shall so advise the Company in their request. In the event such registration is underwritten, the other Stockholders shall have the right to participate in such underwriting provided that such Stockholders’ participation in such underwriting is upon the same terms and conditions (provided that the terms of the underwriting are consistent with this Agreement). The Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares that the Company has been requested to so register.

2.3. Registration on Form S-3. At any time within the five-year period after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), Parthenon Investors, Wafra, Westbury, PCIP or JMH may request the Company, in writing, to effect the registration on Form S-3 (or any successor form), of all or such portion of the Registrable Shares as such holder or holders shall specify. If the Stockholders initiating the registration intend to distribute the Registrable Shares in an underwritten offering, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders’ participation in such underwriting upon the same terms and conditions (provided that the terms of the underwriting are consistent with this Agreement). The Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or any successor form) of all Registrable Shares that the Company has been so requested to register.

2.4. Limitations. The Company shall not be required to effect more than two registrations pursuant to Section 2.1 above and no more than two registrations pursuant to Section 2.2 above, provided, however, that no registration which shall not have become and remained effective in accordance with Section 4.1 shall be deemed to be a registration for any purpose of this sentence. In addition, the Company shall not be required to effect any registration within six months after the effective date of any other Registration Statement of the Company. Under Section 2.3 above, the Stockholder or Stockholders shall have the right to require the Company to effect an unlimited number of registrations on Form S-3; provided, however, that in any one year the Company shall not be required to effect more than two such registrations and any such registration shall be separated from any previous registration by a period of at least six months.

2.5. Delay for Good Cause. If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has firm plans to engage within 90 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 120 days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any two-year period.

2.6. Selection of Underwriter. In the case of any registration effected pursuant to this Section 2, the requesting Stockholders shall have the right to designate the managing underwriter, subject to the approval of the Company, which approval may not be unreasonably withheld or delayed.

3. INCIDENTAL REGISTRATION.

3.1. Company Registration. Whenever the Company proposes to file a Registration Statement, including at the request of Stockholders pursuant to Section 2, prior to such filing it shall give written notice to all Stockholders of its intention to do so, and upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder(s); provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.1 without obligation to any Stockholder.

3.2. Limitations on Demand and Incidental Registrations. In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that the terms of the underwriting are consistent with this Agreement). If in the opinion of the managing underwriter the registration of all, or part of, the Registrable Shares that Stockholders have requested to be included in a registration under Sections 2.1, 2.2 or 3.1 would materially and adversely affect such public offering, then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, that the managing underwriter believes may be sold without causing such adverse effect. In the event of such a reduction in the number of shares to be included in the underwriting, all Stockholders who have requested registration pursuant to Sections 2.1, 2.2, or 3.1 hereof shall participate in the underwriting pro rata based upon their total ownership of Registrable Shares and Common Stock Equivalents on a fully diluted basis taken in the aggregate which have been requested to be registered and if any such Stockholder would thus be entitled to include more Registrable Shares than such Stockholder requested, the excess shall be allocated among such other requesting Stockholders pro rata based on their proportionate ownership of Registrable Shares and Common Stock Equivalents on a fully diluted basis taken in the aggregate which have been requested to be registered. No other securities requested to be included in a registration for the account of anyone other than the Company or the Stockholders shall be included in a registration unless all Registrable Shares requested to be included in such registration are so included.

4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

4.1. Filing. Prepare and (in the case of a registration pursuant to Section 2 hereof, promptly and in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

4.2. Amendments and Supplements As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for a period of not less than 180 days from the effective date;

4.3. Copies of Prospectus. As expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder;

4.4. Blue Sky Qualification. As expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by the selling Stockholder, as the case may be; provided, however, that the Company shall not thereby be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

4.5. Underwritten Offering. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering;

4.6. Cooperation. Use its best efforts to cooperate with the selling Stockholder or Stockholders in the disposition of the Common Stock covered by the Registration Statement, including without limitation in the case of an offering pursuant to Section 2.1 causing key executives of the Company and its subsidiaries to participate under the direction of the managing underwriter in a “road show” scheduled by such managing underwriter in such locations and of such duration as in the judgment of such managing underwriter are appropriate for such underwritten offering;

4.7. Opinion of Counsel; Comfort Letter. In connection with an underwritten public offering, furnish to each selling Stockholder all legal opinions, auditors’ consents and comfort letters and experts cooperations as may be required, including a signed counterpart, addressed to all such selling Stockholders, of (i) an opinion of counsel for the Company experienced in securities law matters and (ii) a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the Registration Statement, covering substantially the same matters with respect to the Registration Statement and the prospectus as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities;

4.8. Earnings Statement. Use its best efforts to comply with the Securities Act, the Exchange Act and all applicable rules and regulations of the Commission and make available to it security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 promulgated under the Securities Act) covering the period of at least 12 months beginning with the first month following the effective date of the registration statement;

4.9. Listing. Use its best efforts either to list the Registrable Shares on a national securities exchange or have them designated as national market securities by the National Association of Securities Dealers, Inc. (“NASD”).

4.10. Transfer Agent. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

4.11. Company Lockup. In the case of an underwritten offering under Section 2.1 or 2.2 hereof, refrain, without the consent of the managing underwriter, for a period from 15 days before the effective date of the registration sale until 180 days after such effective date, from directly or indirectly selling, offering to sell, granting any option for the sale of, or otherwise disposing of any common equity or securities convertible into common equity other than pursuant to Company employee equity plans.

4.12. Participation by Selling Security Holders. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating Holders and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each amendment thereof or supplement thereto and any related underwriting agreement or other document to be filed, and give each of the aforementioned persons such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders, underwriters, counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and which shall be required by the Securities Act (or similar state laws) or by the Commission in connection therewith.

If the Company has delivered preliminary or final prospectuses to the selling Stockholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholder and, if requested, the selling Stockholder shall immediately cease making offers of Registrable Shares shall return all prospectuses to the Company. The Company shall promptly provide the selling Stockholder with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholder shall be free to resume making offers of the Registrable Shares.

Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.

5. ALLOCATION OF EXPENSES. The Company shall pay the Registration Expenses for each of (a) the two registrations requested by the Stockholders pursuant to Section 2.1 and (b) the two registrations requested by the Stockholders pursuant to Section 2.2, and of all registrations pursuant to Section 3. The Stockholders requesting registration pursuant to Section 2.3 shall pay the Registration Expenses for such registrations pro rata according to the number of shares included. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Sections 2 and 3, including, without limitation, all registration and filing fees, exchange or national market listing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with filings with the NASD, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, fees and disbursements of one counsel for the selling Stockholders retained by Stockholders holding a majority of the Registrable Shares included in a registration and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares taken in the aggregate included in such registration.

6. INDEMNIFICATION.

6.1. Company Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, the Company shall indemnify and hold harmless the seller of such Registrable

Shares, its partners, directors, officers and employees and any fund manager or fiduciary (which persons shall be deemed to be included in the term seller in this Section 6.1), each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such seller, underwriter or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

6.2. Seller Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each seller of Registrable Shares severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholder hereunder shall be limited to an amount equal to the proceeds to such Stockholder of Registrable Shares sold as contemplated herein.

6.3. Notice of Claims, etc. Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the

“Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

6.4. Contribution. If for any reason the foregoing indemnification is not available, or is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided herein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the holder of Registrable Shares and the Company as well as any other equitable considerations including the parties’ relative knowledge and access to information concerning the matter with respect to which any claim is asserted and the opportunity to correct and prevent any such statement or omission leading to such loss, claim, damage or liability (or actions in respect thereof), but not including the relative benefits received by the holders of Registrable Shares on the one hand and the Company on the other; provided, however, that in any such case (i) no holder of Registrable Shares will be required to contribute except to the extent and under such circumstances as such holder would be required to provide indemnification hereunder and then only in an amount not in excess of the net proceeds to it of all Registrable Shares sold in the registration, and (ii) no person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who is not so guilty.

7. MISCELLANEOUS.

7.1. “Stand-Off” Agreement. In connection with any underwritten public offering, if requested by the Company and the managing underwriter, each Stockholder hereby agrees not to effect any public sale or distribution of any Registrable Shares, nor engage in any transaction that would result in a public sale or distribution of securities of the same class as the Registrable Shares for a specified period of time (not to exceed 180 days in the case of an initial public offering and 90 days in the case of any subsequent offering) following the effective date of a Registration Statement; provided, that all Stockholders holding more than one percent of the outstanding Common Stock and all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

7.2. Rule 144 Requirements. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit such stockholder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

7.3. Mergers. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company is not the surviving corporation unless the proposed surviving corporation shall, prior to and as a condition to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement; provided, however, that the provisions of this Section 7.3 shall not apply to any such merger, consolidation or reorganization in which the total consideration to be received consists solely of cash.

7.4. Transfer of Rights. This Agreement, and the rights and obligations of the Holder hereunder, may be assigned to any person or entity that acquires Registrable Shares, and any such transferee who executes a writing agreeing to be bound by the provisions of this Agreement shall be a Stockholder for all purposes hereunder.

7.5. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles.

7.6. Entire Agreement; Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term may be amended, waived, discharged or terminated, except by a written instrument signed by (a) the Company, (b) the Stockholders holding a majority of the Registrable Shares, and (c) a majority of the holders of the Class C Common Stock, but in no event shall any such amendment, waiver, discharge or termination increase the obligations of any Stockholder hereunder or reduce the benefits of such Stockholder, except upon the written consent of such Stockholder.

7.7. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given upon personal delivery or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at its principal office as set forth in the Company’s Articles of Incorporation, as may be amended or modified from time to time, and to a Holder at its address as set forth in the Second Amended and Restated Stockholder’s Agreement dated March 29, 2001, as may be amended or modified from time to time, or at such other address as any party may designate by ten days’ prior written notice to the other party.

7.8. Rights; Separability. Unless otherwise expressly provided herein, each Holder’s rights hereunder are several rights, not rights jointly held with any of other Holders. In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.9. Titles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

KENEXA CORPORATION

By:	/S/ ELLIOT CLARK
Name:
Title:

WESTBURY EQUITY PARTNERS SBIC, L.P.

By:	Westbury SBIC, Inc., its General Partner

By:	/S/ RICHARD P. SICOLI
Name:	Richard P. Sicoli
Title:	VP/CFO

PARTHENON INVESTORS, L.P.

By:	/S/ JOHN RUTHERFORD
Managing Director

PCIP INVESTORS, a Delaware general partnership

By:	/S/ JOHN RUTHERFORD
Name:
Title:

JMH PARTNERS CORP.

By:	/S/ TONY BROOKE
Name:
Title:

SHAD RUN INVESTMENTS, L.P.

By:	Shad Run Investments, Inc.,
General Partner

By:	/S/ SARA M. HENDRICKSON
Name:	Sara M. Hendrickson
Title:	President

WAFRA ACQUISITION FUND 14, L.P.

By:	WAFRA PARTNERS, L.P., its general partner

By:	WAFRA PARTNERS, INC., in its capacity as general partner of Wafra Partners, L.P.

By:	/S/ PETER PETRILLO
Name:	Peter Petrillo
Title:	Senior Vice President

TSG CO-INVESTORS, LLC

By:	/S/ G. KEVIN FECHTMEYER
Name:	G. Kevin Fechtmeyer
Title:	Managing Director

THE SHATTAN GROUP, LLC

By:	/S/ G. KEVIN FECHTMEYER
Name:	G. Kevin Fechtmeyer
Title:	Managing Director

THOMAS S. SHATTAN
/S/ THOMAS S. SHATTAN
GREGORY E. MENDEL
/S/ GREGORY E. MENDEL
G. KEVIN FECHTMEYER
/S/ G. KEVIN FECHTMEYER